DELAWARE GROUP(r) INCOME FUNDS

FORM N-SAR
Annual Period Ended July 31, 2011

SUB-ITEM 77D:  POLICIES WITH RESPECT TO SECURITY INVESTMENTS

Policies with respect to security investments incorporated into this filing by reference to a 497(e)
filing which occurred on July 29, 2011 (SEC Accession No. 0000027825-11-000003).

SUB-ITEM 77O:   TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Two transactions effected pursuant to Rule 10f-3 attached as Exhibits.

WS: MFG_Philadelphia: 852538: v1

WS: MFG_Philadelphia: 852538: v1